Exhibit 10.1

FIRST AMENDMENT TO FINANCING AGREEMENT

AND WAIVER

THIS FIRST AMENDMENT TO FINANCING AGREEMENT AND WAIVER (this “Amendment”), made and entered into as of August 19, 2011, is by and between OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”).

RECITALS:

A.            Borrower and Bank are parties to that certain Financing Agreement dated as of December 22, 2009 (the “Financing Agreement”).  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Financing Agreement, unless the context otherwise requires.

B.            Borrower has requested that Bank (i) waive a certain existing Event of Default under the Financing Agreement and (ii) amend certain provisions of the Financing Agreement, and Bank has agreed to grant such waiver and so amend the Financing Agreement upon the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, Borrower and Bank agree as follows:

ARTICLE I - RECITALS INCORPORATED

Borrower and Bank agree that the Recitals set forth herein are true and correct in all material respects and are incorporated herein by reference, and agree to undertake the actions hereinafter set forth.

ARTICLE II - WAIVER

Pursuant to Section 10.16 of the Financing Agreement, Borrower is prohibited from, among other things, forming any Subsidiaries.  Borrower has informed Bank that Borrower formed Overstock.com Services, Inc., a Subsidiary of Borrower.  Such non-compliance constitutes an Event of Default under Section 12.1(c) of the Financing Agreement.  Borrower has requested that Bank waive its failure to comply with said Section with respect to the formation of Overstock.com Services, Inc.  Subject to the full satisfaction of the conditions precedent set forth in Section 4.1 below, Bank hereby waives Borrower’s above-described non-compliance with the Financing Agreement, and Bank hereby waives any Event of Default arising solely by virtue of such expressly-described failure to comply.  Except as expressly provided in the foregoing provisions of this Article II, all provisions of the Financing Agreement remain in full force and effect and the foregoing waiver will not apply to any other or subsequent failure to comply with the Section identified above or any other provision of the Financing Agreement.

ARTICLE III - AMENDMENTS

3.1           Restated Definitions.  The following definitions set forth in Section 1.1 of the Financing Agreement are hereby amended and restated in their entirety to read as follows:

“Cash Secured Facility Amount” means $3,000,000, subject to adjustment in accordance with the provisions of Section 2.10.

“Regular Advance Availability” means:

(i) at all times prior to an Approved Refinancing/Repayment of Convertible Debt, an amount equal to $0;

and

(ii) following an Approved Refinancing/Repayment of Convertible Debt:

(a) so long as no Triggering Event has occurred and is continuing, an amount, in Dollars, equal to:

(1) the Regular Advance Facility Amount, less

(2) the then aggregate outstanding principal amount of all Regular Advances and all due but unpaid interest on the Regular Advances, and all fees, commissions, expenses and other charges posted to Borrower’s loan account with Bank;

and

(b) so long as a Triggering Event has occurred and is continuing, an amount, in Dollars equal to:

(1) an amount equal to the lesser of: (A) the then Borrowing Base or (B) the Regular Advance Facility Amount, less

(2) the then aggregate outstanding principal amount of all Regular Advances and all due but unpaid interest on the Regular Advances, and all fees, commissions, expenses and other charges posted to Borrower’s loan account with Bank.

Notwithstanding the foregoing subpart (i), it is understood and agreed that Borrower may use the proceeds of Regular Advances to fund an Approved Refinancing/Repayment of Convertible Debt up the limits set forth in the foregoing subpart (ii) of this definition of Regular Advance Availability and in accordance with all other terms and conditions set forth in this Agreement.

“Regular Advance Facility Amount” means $17,000,000, subject to adjustment in accordance with the provisions of Section 2.10.

“Stated Termination Date” means December 31, 2012.

3.2           New Defined Term.  A new defined term “Approved Extension/Repayment of Convertible Debt” is hereby added to Section 1.1 of the Financing Agreement in its proper alphabetical order and shall read as follows:

“Approved Refinancing/Repayment of Convertible Debt” means, with respect to all outstanding Convertible Debt, (a) the repayment in full of such Convertible Debt and/or (b) the refinancing of such Convertible Debt to extend the applicable maturity date to a date no earlier than 90 days following the Stated Termination Date, provided that in each case Borrower provides documentation satisfactory to Bank of such repayment and/or refinancing.

3.3           Notes.  Section 2.8 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.8           Notes; Records of Advances of Credit.  Borrower’s obligation to pay the principal of, and interest on, the Loans (exclusive of the Letter of Credit Exposure) made by Bank shall be evidenced by two promissory notes duly executed and delivered by Borrower in form and substance acceptable to Bank with blanks appropriately completed in conformity herewith (as the same may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time, each a “Note” and collectively, the “Notes”).  The Notes shall (a) be executed by Borrower, (b) be payable to the order of Bank and be dated as of the date of the First Amendment to this Agreement, (c) be in a stated principal amount equal to the Regular Advance Facility Amount and Cash Secured Facility Amount, as applicable, (d) mature on the date referenced in Section 11.1, (e) bear interest as provided in Section 3.1 in respect of the Loans evidenced thereby, (f) be subject to voluntary prepayment and mandatory repayment as provided herein, and (g) be entitled to the benefits, and be subject to the terms, of this Agreement and the other Loan Documents.  Bank is hereby authorized to record the date and amount of each advance of the Loans, and the date and amount of each payment or prepayment thereof, by any or all of the following: (1) on a schedule constituting a part of the applicable Note which schedule may be attached thereto and made a part thereof, (2) by entries made into Bank’s electronic systems, or (3) on internal memoranda maintained by Bank, and any such recordation will be rebuttably presumptive evidence of the accuracy of the information so recorded absent manifest error; however, the failure of Bank to make any such recordation will not affect the unconditional obligations of Borrower to repay the outstanding principal, interest, or other Obligations due under this Agreement, under the Notes, or the other Loan Documents in accordance with the terms of this Agreement and the other Loan Documents.”

3.4           Elimination of Regular Advance Interest Rate Floor.  Section 3.1(a)(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(i)          Interest on Regular Advances.  Except as set forth in Section 3.1(b) below, interest on each Regular Advance hereunder shall accrue at an annual rate equal to the Applicable Regular Advance Margin plus the one-month LIBOR rate quoted by Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent (the “LIBOR Rate”).  The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.  Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.”

3.5           Reporting Requirements.  Sections 8.3, 8.4 and 8.5 of the Financing Agreement are hereby amended by replacing each reference to “15th day” set forth in said Sections with a reference to “20th day”.

3.6           Restated Schedules to Financing Agreement.  Schedules 1.1(B), 9.5, 9.6(b), 9.9, 9.12, 9.13, 9.15, 9.17, 9.18, 9.20, 9.24 and 9.25 to the Financing Agreement are hereby replaced with the restated Schedules attached hereto.

ARTICLE IV - MISCELLANEOUS

4.1           Effectiveness of Amendment.  This Amendment will become effective as of the date hereof upon delivery to Bank by Borrower of the following, each in form and substance acceptable to Bank (collectively, the “Amendment Documents”):

(a)           This Amendment, duly executed by Borrower;

(b)           A Revolving Note (Regular Advances) in the original principal amount of up to $17,000,000.00, duly executed by Borrower;

(c)           A Revolving Note (Cash Secured Advances) in the original principal amount of up to $3,000,000.00, duly executed by Borrower;

(d)           An Acknowledgement and Agreement Regarding Security Agreement, duly executed by Borrower, which restates certain Schedules to the Security Agreement;

(e)           A Notice of Grant of Security Interest in Trademarks, duly executed by Borrower, with respect to word mark “O.co” bearing registration number 3,971,940;

(f)            A copy of the resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance by Borrower of this Amendment and the other Amendment Documents, certified as true and accurate by the Secretary of Borrower, along with a certification by such Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of Borrower since true and accurate copies of the same were last delivered and certified to Bank, and that said Certificate of Incorporation and Bylaws remain in full force and effect as of the date of this Amendment; and (ii) identifying each officer of Borrower authorized to execute this Amendment, the other Amendment Documents and any other instrument or agreement executed by Borrower in connection with this Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds; and

(g)           Such other documents or instruments as Bank may reasonably require.

4.2           Representations; No Default.  Borrower hereby represents, on and as of the date hereof, and after giving effect to this Amendment, all of the representations and warranties contained in the Financing Agreement are true, correct, and complete in all material respects as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.  Borrower further represents and warrants that it has the power and legal right and authority to enter into this Amendment and all of the other Amendment Documents, and that it has duly authorized as appropriate the execution and delivery of this Amendment and all of the other Amendment Documents by proper corporate action, and none of the Amendment Documents nor the agreements contained therein contravene or constitute a Default or Event of Default under the

Financing Agreement or a default under any other agreement, instrument, or indenture to which Borrower is a party or a signatory or a provision of Borrower’s Certificate of Incorporation or Bylaws, or, to the best of Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to Borrower or any of its property except, if any, in favor of Bank.  Borrower represents and warrants that (a) no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower of the Amendment Documents or the performance of obligations of Borrower therein described; (b) no events have taken place and no circumstances exist at the date hereof which would give Borrower grounds to assert any defense, offset, or counterclaim to any claim relating to the Obligations; (c) there are no known claims, causes of action, allegations, suits, debts, liens, obligations, liabilities, demands, losses, costs, or expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, fixed or contingent, which Borrower may have or claim to have against Bank, which might arise out of or be connected with any act of commission or omission of Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities, or obligations arising with respect to the Obligations, any handling of the Loan Collateral, any past charges or payments in respect of the Obligations or Bank’s administration of the credit facilities provided for in the Financing Agreement; and (d) after giving effect to Article II of this Amendment, no Default or Event of Default has occurred and is continuing under the Financing Agreement.

4.3           Affirmation; Further References.  Bank and Borrower each acknowledge and affirm that the Financing Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Financing Agreement, except as amended by this Amendment, remain unmodified and in full force and effect.  All references to the Financing Agreement in any other document or instrument are hereby amended and refer to the Financing Agreement as amended by this Amendment.  Borrower reaffirms, and represents and warrants to Bank, that the Obligations are and continue to be secured by first priority perfected liens and security interests pursuant to the Security Agreement.

4.4           Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment controls with respect to the specific subjects hereof and thereof.

4.5           Severability.  Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto will be interpreted in such manner as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents, or any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto will be held to be prohibited, invalid, or unenforceable under the applicable law, such provision will be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, such other Amendment Documents or such other statement, instrument, or transaction in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

4.6           Successors.  This Amendment and the other Amendment Documents are binding upon each of Borrower, and its successors and assigns, and inure to the benefit of Borrower, Bank, and to the successors and assigns of Bank.

4.7           Legal Expenses.  Without limiting any provision of the Financing Agreement or any other Loan Documents, Borrower agrees to reimburse Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of Bank’s legal counsel) incurred in connection with the Financing Agreement, including in connection with the negotiation, preparation, and execution of this Amendment and the other Amendment Documents, and in enforcing the obligations of Borrower under this Amendment and the other Amendment Documents, and to pay and save Bank harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment and the other Amendment Documents, which obligations of Borrower will survive any termination of the Financing Agreement.

4.8           Headings.  The headings of various sections of this Amendment have been inserted for reference only and will not be deemed to be a part of this Amendment.

4.9           Counterparts; Digital Copies.  This Amendment and the other Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, will be deemed an original, provided that all such counterparts will be regarded as one and the same document, and any party to this Amendment and the other Amendment Documents may execute any such agreement by executing a counterpart of such agreement.  Any signature delivered by a party by facsimile or electronic transmission will be deemed to be an original signature hereto.

4.10         Governing Law.  This Amendment and, except as otherwise expressly provided, the other Amendment Documents will be interpreted and construed in accordance with the internal substantive laws of the State of Minnesota, without regard to the choice of law principles of such state.

4.11         No Waiver.  Except as expressly set forth in Article II above, nothing contained in this Amendment, the other Amendment Documents, or in any other agreement or understanding between the parties constitutes a waiver of, or otherwise diminishes or impairs, Bank’s rights or remedies under the Financing Agreement or any of the other Loan Documents, or under applicable law.

4.12         Release of Claims and Waivers.  Borrower, for itself and its successors and assigns, hereby releases, remises, acquits, and forever discharges Bank and Bank’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Financing Agreement, the Loans, and the other Loan Documents prior to and including the date of execution hereof (all of the foregoing hereinafter called the “Released Matters”).  Borrower agrees not to commence or join any lawsuit or other legal or equitable action or proceeding in which any Released Party is an adverse party and which involves any of the Released Matters.  Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Borrower represents and warrants to Bank that it has not purported to transfer, assign or, otherwise convey any right, title, or interest of Borrower in any Released Matter to any other person and that the foregoing constitutes a full and complete release of all Released Matters.

[Remainder of page left blank;
signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:

OVERSTOCK.COM, INC.,
a Delaware corporation

	By:	/s/ Jonathan E. Johnson III
	Name:	Jonathan E. Johnson III
	Title:	President

BANK:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

	By:	/s/ Ronald Giblin
	Name:	Ronald Giblin
	Title:	Vice President

[Signature page to First Amendment to Financing Agreement and Waiver]

Restated Schedules 1.1(B), 9.5, 9.6(b), 9.9, 9.12, 9.13, 9.15, 9.17, 9.18, 9.20, 9.24 and 9.25

to the Financing Agreement

See attached.